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                                                                      Exhibit 17

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                                VOTING AGREEMENT

                                      among

                          ST ASSEMBLY TEST SERVICES LTD

                                     and the

                          STOCKHOLDERS OF CHIPPAC, INC.

                    identified on the signature pages hereto

                          Dated as of February 10, 2004


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                                VOTING AGREEMENT

          VOTING AGREEMENT, dated as of February 10, 2004 (this "AGREEMENT"), among ST ASSEMBLY TEST SERVICES LTD, a Singapore public company limited by shares ("PARENT"), and the stockholders (each a "STOCKHOLDER") of ChipPAC, Inc., a Delaware corporation (the "COMPANY"), identified on the signature pages hereto.

          WHEREAS, Parent, Camelot Merger, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and the Company are entering into an Agreement and Plan of Merger and Reorganization dated as of the date hereof (as amended from time to time, the "MERGER AGREEMENT"; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), with the Company, pursuant to which Merger Sub will merge with and into the Company (the "MERGER");

          WHEREAS, as of the date hereof, the Stockholders are the record and beneficial owner of the number of Shares (as defined below) set forth opposite each Stockholder's name in EXHIBIT A hereto (the "EXISTING SHARES" and, together with any shares of Company Class A Common Stock acquired by Stockholders after the date hereof, whether upon the exercise of warrants, options, conversion of convertible securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise, and any shares into which or for which any or all of the Existing Shares and additional shares may be changed or exchanged, the "SHARES"); and

          WHEREAS, as an inducement and a condition to entering into the Merger Agreement and incurring the obligations set forth therein, Parent has required that the Stockholders agree to enter into this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                VOTING AGREEMENT

          SECTION 1.01. VOTING AGREEMENT. (a) Each Stockholder hereby agrees that, from and after the date hereof and until the earlier to occur of the events set forth in Section 4.01, at every meeting of the stockholders of the Company, however called, and at every adjournment thereof, and in every action by consent of the stockholders of the Company, such Stockholder shall, provided that such Stockholder has not received notice from Parent (which notice may be delivered at any such meeting) stating Parent's intention to exercise the Proxy at such meeting, appear at any such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum, and shall vote or consent (or cause to be voted or consented) such Stockholder's Shares: (i) in favor of the approval and adoption of the Merger Agreement,

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the Merger and the other Transactions and otherwise in such manner as may be necessary to consummate the Merger; and (ii) except as otherwise agreed to in writing in advance by Parent, against any action, proposal, agreement or transaction, including, but not limited to, any Competing Transaction (other than the Merger Agreement and the Merger), the purpose or effect of which would be to prevent, delay, postpone or materially adversely affect the Merger. In all other matters, the Shares shall be voted by and in a manner determined by such Stockholder.

          (b) If a Stockholder fails for any reason to vote such Stockholder's Shares as required by Section 1.01(a), the holder of the Proxy (as defined below) shall have the right to vote such Stockholder's Shares at any meeting of the Company's stockholders and in any action by written consent of the Company's stockholders in accordance with Section 1.01(a) and the Proxy. The vote of a holder of the Proxy shall control in any conflict between a vote of such Stockholder's Shares by a holder of the Proxy and a vote of such Stockholder's Shares by such Stockholder with respect to the matters set forth in Section 1.01(a).

          (c) Each Stockholder hereby agrees that such Stockholder shall not enter into any agreement or understanding with any person the effect of which would be inconsistent with or violative of any provision contained in Section 1.01(a), 1.01(b) or 1.02.

          (d) This Agreement shall only apply to actions taken by the undersigned in such Stockholder's capacity as a Stockholder and no provision of this Agreement shall limit or otherwise restrict any Stockholder with respect to any act or omission that such Stockholder may undertake or authorize in such Stockholder's capacity as a director or officer of the Company, including, without limitation, any vote by the Stockholder in such Stockholder's capacity as a director or officer of the Company with respect to any matter presented to the Company Board.

          SECTION 1.02. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, each Stockholder has delivered to Parent a proxy in the form attached as EXHIBIT B hereto (the "PROXY"), which such Stockholder agrees shall be irrevocable to the fullest extent permissible by Law, with respect to the Shares.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

          Each Stockholder hereby severally represents and warrants to Parent as follows:

          SECTION 2.01. ORGANIZATION, QUALIFICATION. (a) Such Stockholder, if it is an individual, has all legal capacity to enter into this Agreement and to deliver the Proxy and to carry out his or her obligations hereunder.

          (b) Such Stockholder, if it is a corporation or other legal entity, is duly organized, validly existing and, if applicable, in good standing under the Laws of the jurisdiction of its incorporation or formation and has the requisite power and authority and all necessary governmental approvals to execute and deliver this Agreement and perform its obligations under this Agreement.

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          SECTION 2.02.  AUTHORITY RELATIVE TO THIS AGREEMENT. Such Stockholder
has all necessary power and authority to execute and deliver this Agreement and the Proxy and to perform such Stockholder's obligations hereunder. This Agreement and the Proxy have been duly and validly executed and delivered by such Stockholder and, assuming due execution and delivery of this Agreement by Parent, constitute legal, valid and binding obligations of such Stockholder, enforceable against such Stockholder in accordance with their terms.

          SECTION 2.03. NO CONFLICT. (a) The execution and delivery of this Agreement and the Proxy by such Stockholder do not, and the performance of this Agreement and the Proxy by such Stockholder shall not, (i) conflict with or violate the certificate of incorporation or by-laws or equivalent organizational documents of such Stockholder (if such Stockholder is a corporation or other legal entity), (ii) assuming satisfaction of the requirements set forth in
Section 2.03(b) below, conflict with or violate the terms of any trust agreements or equivalent organizational documents of such Stockholder (if such Stockholder is a trust), (iii) conflict with or violate any Law applicable to such Stockholder or by which the Shares owned by such Stockholder are bound or affected or (iv) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares owned by such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or the Shares owned by such Stockholder are bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, prevent or materially delay such Stockholder from performing its obligations under this Agreement and the Proxy.

          (b) The execution and delivery of this Agreement and the Proxy by such Stockholder does not, and the performance of this Agreement and the Proxy by such Stockholder shall not, require any consent, approval, authorization or permit of any Governmental Authority on the part of such Stockholder.

          SECTION 2.04. TITLE TO COMPANY SECURITIES. (a) As of the date hereof, such Stockholder is the record and beneficial owner of the number of Shares and the outstanding principal amount of the 2.50% Convertible Notes and the 8% Convertible Notes (the "COMPANY CONVERTIBLE SUBORDINATED NOTES", and together with the Shares, the "COMPANY SECURITIES"), in each case, as set forth opposite such Stockholder's name on EXHIBIT A hereto. Except as set forth on EXHIBIT A, such Company Securities are, now and, at all times during the term hereof will be, all the securities of the Company owned either of record or beneficially, by such Stockholder. The Company Securities owned by such Stockholder are now and, at all times during the term hereof will be, owned free and clear of all Liens, other than any Liens created by this Agreement. Except as provided in this Agreement, such Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares owned by such Stockholder.

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          (b)     To the knowledge of such Stockholder, no person controlled by such Stockholder (excluding any other Stockholder) is the record or beneficial owner of 2% or more of the outstanding Company Securities.

          SECTION 2.05. INFORMATION PROVIDED. (a) To the knowledge of such Stockholder, after due inquiry, none of the information relating to such Stockholder specifically provided by or on behalf of such Stockholder for inclusion in the Registration Statement will, at the time the Proxy Statement is filed with the SEC or sent or given to stockholders of the Company, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect.

          (b) To the knowledge of such Stockholder, after due inquiry, none of the information relating to such Stockholder specifically provided by or on behalf of such Stockholder for inclusion in the Parent Shareholders Circular will, at the time the Parent Shareholders Circular is filed with the SGX-ST or sent or given to shareholders of Parent, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect.

                                   ARTICLE III

                            COVENANTS OF STOCKHOLDERS

          SECTION 3.01. NO DISPOSITION OR ENCUMBRANCE OF COMPANY SECURITIES. Each Stockholder hereby agrees that during the term of this Agreement, except as contemplated by this Agreement and the Merger Agreement, such Stockholder shall not (a) sell, transfer, tender, assign, pledge, encumber, contribute to the capital of any entity, hypothecate, give or otherwise dispose of, grant a proxy or power of attorney with respect to, deposit into any voting trust or enter into a voting arrangement or agreement, or create or permit to exist any Liens of any nature whatsoever with respect to, any of such Stockholder's Company Securities (or agree or consent to, or offer to do, any of the foregoing), (b) take any action that would have the effect of preventing or adversely affecting such Stockholder from performing such Stockholder's obligations hereunder or (c) directly or indirectly, initiate, solicit or encourage any person to take actions that could reasonably be expected to lead to the occurrence of any of the foregoing. Notwithstanding anything to the contrary contained herein, any Stockholder and/or one or more of such Stockholder's affiliates shall be allowed to sell, transfer, assign or otherwise dispose of any of such Stockholder's Company Securities to the extent such disposition or dispositions would prevent such Stockholder from being a "five percent transferee shareholder" as defined in Section 1.367(a)-3(c)(5)(ii) of the Regulations as of the Effective Time (a "5% SHAREHOLDER"). In determining the amount of Company Securities permitted to be disposed: (y) such Stockholder may make reasonable factual assumptions and apply a reasonable interpretation of U.S. tax law based on the advice of counsel; and (z) the relevant U.S. income tax provisions should be applied by substituting "4.9 percent" for "five percent" in Section 1.367(a)-3(c)(5)(ii) of the Regulations. Parent hereby agrees to provide any relevant data as may be reasonably requested by such

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Stockholder for the purpose of determining whether such Stockholder or any affiliate would be a 5% Shareholder.

          SECTION 3.02. NO SOLICITATION OF TRANSACTIONS. Each Stockholder agrees that, between the date of this Agreement and the date of termination of the Merger Agreement in accordance with its terms, such Stockholder shall not, and shall not permit any of its subsidiaries or any of its or its subsidiaries' directors, officers or employees to, and shall use its best efforts to cause the investment bankers, attorneys, accountants and other representatives retained by it or any of its subsidiaries not to, directly or indirectly: (i) solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal or offer that constitutes a Competing Transaction;
(ii) enter into or maintain or continue discussions or negotiations with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction; (iii) agree to, approve, endorse or recommend any Competing Transaction or enter into any letter of intent or other contract, agreement or commitment contemplating or otherwise relating to any Competing Transaction; or
(iv) authorize or permit any of the officers, directors or employees of such Stockholder or any of its subsidiaries, or any investment banker, financial advisor, attorney, accountant or other representative retained by such Stockholder, to take any such action. Each Stockholder shall notify Parent as promptly as practicable (and in any event within two days after any senior executive of such Stockholder attains knowledge thereof; PROVIDED, HOWEVER, that if such senior executive is a director of the Company, the notice to Parent required by this Section 3.02 shall be provided within one day after such senior executive attains knowledge thereof) if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made, specifying the material terms and conditions thereof and the identity of the party making such proposal or offer or inquiry or contact. Each Stockholder immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. Nothing in this Section 3.02 shall prevent any Stockholder from acting in such Stockholder's capacity as an officer or director of the Company, or taking any action in such capacity (including at the direction of the Company Board).

          SECTION 3.03. FURTHER ACTION; REASONABLE BEST EFFORTS. Upon the terms and subject to the conditions hereof, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement, including, without limitation, using its reasonable best efforts to obtain all Permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and the subsidiaries as are necessary for the consummation of this Agreement.

          SECTION 3.04. ADDITIONAL SHARES. Each Stockholder agrees, while this Agreement is in effect, to give a prompt written notice to Parent of the number of any new Shares acquired by such Stockholder after the date hereof.

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          SECTION 3.05.  DISCLOSURE. Each Stockholder hereby agrees to permit
Parent and the Company to publish and disclose in the Registration Statement, the Proxy Statement and the Parent Shareholders Circular (including all documents and schedules filed with the SEC or the SGX-ST), and in any press release or other disclosure document in which Parent and the Company reasonably determine in their good faith judgment that such disclosure is required by Law, including the rules and regulations of the SEC, or is appropriate, in connection with the Merger and the other Transactions, such Stockholder's identity and ownership of the Company Class A Common Stock and the nature of such Stockholder's commitments, arrangements and understandings under this Agreement, subject to Parent or the Company using its reasonable best efforts to consult with the Stockholder and to give the Stockholder the right to review and comment on any such disclosure.

          SECTION 3.06. PUBLIC ANNOUNCEMENT. Each Stockholder agrees to not make any public announcement in opposition to, or in competition with, the Merger Agreement or the consummation of the Merger.

          SECTION 3.07. LIMITATIONS ON SALE OF PARENT ORDINARY SHARES. (a) From the date of this Agreement until 90 days after the date of the Effective Time, each Stockholder agrees not to sell, transfer, tender, assign, pledge, encumber, contribute to the capital of any entity, hypothecate, give or otherwise dispose of, or enter into any put, call, forward purchase contract or forward sale contract or any other contract, agreement or arrangement having the effect of decreasing or eliminating the risk of ownership with respect to, any Parent Ordinary Shares or Parent ADSs (or agree or consent to, or offer to do, any of the foregoing); PROVIDED, HOWEVER, that (i) each Stockholder may transfer Parent Ordinary Shares or Parent ADSs to an affiliate of such Stockholder if such affiliate agrees in writing to comply with the provisions of this Section 3.07;
(ii) each Stockholder may sell, during any three-month period, such number of Parent Ordinary Shares (whether in the form of Parent Ordinary Shares or Parent
ADSs) equal to the maximum number of Parent Ordinary Shares that such Stockholder would be permitted to sell during such three-month period in accordance with Rule 144(e) under the Securities Act, assuming that the Parent Ordinary Shares were quoted on Nasdaq and that such rule applied to all sales by the Stockholder and regardless of whether such rule applies; (iii) each Stockholder may transfer Parent Ordinary Shares or Parent ADSs to any transferee in a transaction consummated in accordance with any private placement exemption from the registration requirements of the Securities Act if such transferee agrees in writing to comply with the provisions of this Section 3.07; and (iv) each Stockholder listed on EXHIBIT C hereto may transfer Parent Ordinary Shares or Parent ADSs to such Stockholder's limited partners, owners or equity holders provided that such transfer complies with the provisions of Rule 145 of the Securities Act.

          (b) Each Stockholder acknowledges and agrees that there will be placed on the Parent ADRs evidencing the Parent ADSs issued in the Merger to such Stockholder, or any substitutions thereof (including, without limitation, any Parent Ordinary Shares issued in exchange for such Parent ADSs), a legend stating in substance:

          THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145

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          PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIED. THE
          SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT, DATED FEBRUARY 10, 2004, AMONG PARENT, THE REGISTERED HOLDER HEREOF AND THE OTHER PARTIES IDENTIFIED ON THE SIGNATURE PAGE THERETO, A COPY OF WHICH IS ON FILE
          AT THE PRINCIPAL OFFICES OF PARENT.

          SECTION 3.08.  TERMINATION OF OTHER AGREEMENTS. (a) Each Stockholder
(i) agrees that, from and after the Effective Time, such Stockholder shall not, and shall cause its affiliates not to, exercise or seek to enforce any of its or its affiliates' rights under the Amended and Restated Registration Agreement, dated as of August 5, 1999 (the "REGISTRATION AGREEMENT"), among the Company and the other parties listed on the signature page thereto, as amended, or the Amended and Restated Shareholders Agreement, dated as of August 5, 1999 (the "SHAREHOLDERS AGREEMENT"), among the Company and the other parties listed on the signature page thereto, as amended, and (ii) shall, and shall cause its affiliates to, execute and deliver such documents as Parent may reasonably request to terminate such agreements effective as of the Effective Time.

          (b) Parent agrees that, from and after the Effective Time, Parent shall not, and shall cause its subsidiaries not to, exercise or seek to enforce any of its or its subsidiaries' rights under the Registration Agreement or the Shareholders Agreement.

          SECTION 3.09. REVIEW OF AGREEMENTS. Each Stockholder agrees that such Stockholder has carefully read this Agreement and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon such Stockholder's ability to vote the Shares and sell, transfer or otherwise deal with such Stockholder's Company Securities to the extent such Stockholder felt necessary, with such Stockholder's counsel. Such Stockholder has not relied upon Kirkland & Ellis LLP, counsel for the Company, or Shearman & Sterling LLP, counsel to Parent, in connection with such Stockholder's decision to execute this Agreement or otherwise in connection with any other document or agreement such Stockholder has entered into in connection with the Merger Agreement or the Transactions.

                                   ARTICLE IV

                                   TERMINATION

          SECTION 4.01. TERMINATION. This Agreement, and all rights and obligations of the parties hereunder (except with respect to Section 3.07 hereof) shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) as between Parent and a Stockholder, the date of execution of any supplement, amendment or modification of (including any waiver of any provision of) the Merger Agreement (but excluding any consent of either Parent or the Company contemplated by Article V of the Merger Agreement) (each, an "AMENDMENT"), that is materially adverse to such Stockholder,

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unless such Stockholder has given its prior written consent to the terms of such
Amendment, and (d) as between Parent and a Stockholder, agreement of Parent and such Stockholder to terminate this Agreement. Upon termination of this Agreement in accordance with its terms, the Proxy shall be void and of no further force and effect. Nothing in this Section 4.01 shall relieve any party of liability for any breach of this Agreement.

                                    ARTICLE V

                                  MISCELLANEOUS

          SECTION 5.01. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by all the parties hereto.

          SECTION 5.02. WAIVER. Any party to this Agreement may (i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any inaccuracy in the representations and warranties of another party contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any agreement of another party contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

          SECTION 5.03. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.03):

          (a) if to a Stockholder, to the address set forth after such Stockholder's name on the signature pages;

          (b)     if to Parent:

                  ST Assembly Test Services Ltd
                  10 Ang Mo Kio Street 65
                  #05-17/20 Techpoint
                  Singapore 569059
                  Facsimile No. (+65) 6720-8868
                  Attention: Tan Lay Koon
                  Email: tanlaykoon@stats.st.com.sg

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                  with copies to:

                  Allen & Gledhill
                  36 Robinson Road
                  #18-01 City House
                  Singapore 068877
                  Facsimile No. (+65) 6223-3787
                  Attention: Lucien Wong
                  Email: lucien.wong@allenandgledhill.com

                  Shearman & Sterling LLP
                  6 Battery Road, #25-03
                  Singapore 049909
                  Facsimile No. (+65) 6230-3899
                  Attention: Oren B. Azar, Esq.
                  Email: oazar@shearman.com

                  and

                  Shearman & Sterling LLP
                  1080 Marsh Road
                  Menlo Park, CA 94025
                  Facsimile No. (650) 838-3699
                  Attention: Michael J. Coleman, Esq.
                  Email: mcoleman@shearman.com

          (c)     if to the Company:

                  ChipPAC, Inc.
                  47400 Kato Road
                  Fremont, CA 94538
                  Facsimile No. (510) 979-8004
                  Attention: Patricia H. McCall
                  Email: patricia.h.mccall@chippac.com

                  with a copy to:

                  Kirkland & Ellis LLP
                  777 South Figueroa Street
                  Los Angeles, CA 90017
                  Facsimile No. (213) 808-8229
                  Attention: Eva Davis
                  Email: edavis@kirkland.com

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                  Rajah & Tann
                  4 Battery Road, #26-01
                  Bank of China Building,
                  Singapore 049909
                  Facsimile No. (+65) 6536-9453
                  Attention: Siok Chin Tan
                  Email: siok.chin.tan@rajahtann.com

          SECTION 5.04. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

          SECTION 5.05. FURTHER ASSURANCES. The Stockholders will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

          SECTION 5.06. ASSIGNMENT. This Agreement shall not be assigned by operation of Law or otherwise, except that Parent may assign all or any of its rights and obligations hereunder to any affiliate of Parent; PROVIDED that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

          SECTION 5.07. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          SECTION 5.08. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

          SECTION 5.09. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court or federal court located in the State of Delaware. The parties hereto hereby (a) submit to the jurisdiction of any Delaware Chancery Court or federal court located in the State of Delaware for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any

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such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement may not be enforced in or by any of the above-named courts.

          SECTION 5.10. EXPENSES. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

          SECTION 5.11. HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 5.12. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 5.13. BENEFICIAL OWNER. In this Agreement, "beneficial owner" has the meaning ascribed to that term in Rule 13d-3(a) of the Exchange Act, and "beneficially owned" has a consequent meaning.

          SECTION 5.14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTIONS OR PROCEEDINGS DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.14.

          SECTION 5.15. INDEPENDENT NATURE OF EACH STOCKHOLDER'S OBLIGATIONS AND RIGHTS. The obligations of each Stockholder under this Agreement are several and not joint with the obligations of any other Stockholder, and no Stockholder shall be responsible in any way for the performance of the obligations of any other Stockholder under this Agreement. Nothing contained in this Agreement and no action taken by any Stockholder pursuant hereto shall be deemed to constitute the Stockholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Stockholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                         ST ASSEMBLY TEST SERVICES LTD


                         /s/ Tan Lay Koon
                         --------------------------------------------
                         Name: Tan Lay Koon
                         Title: President and Chief Executive Officer
                         Address: 10 Ang Mo Kio Street 65
                                  #05-17/20 Techpoint
                                  Singapore 569059


                         STOCKHOLDERS:

                         CITICORP VENTURE CAPITAL LTD.


                         /s/ Michael E. Delaney
                         --------------------------------------------
                         Name: Michael E. Delaney
                         Title: Managing Director
                         Address: 399 Park Avenue, 14th Fl.
                                  New York, NY  10043


                         CITICORP MEZZANINE III, L.P.


                         By: CITICORP CAPITAL INVESTORS, LTD.,
                             as its General Partner

                         /s/ Byron Knief
                         --------------------------------------------
                         Name: Byron Knief
                         Title: President
                         Address: 399 Park Avenue, 14th Fl.
                                  New York, NY  10043

                         BAIN CAPITAL, L.L.C.


                         /s/ Michael Goss
                         --------------------------------------------
                         Name: Michael Goss
                         Title: Chief Financial Officer and Managing Director
                         Address: 111 Huntington Avenue
                                  Boston, MA 02199


                         BCIP ASSOCIATES II-B


                         By: BAIN CAPITAL INVESTORS, LLC,
                             as its Managing General Partner


                         /s/ Michael Goss
                         --------------------------------------------
                         Name: Michael Goss
                         Title: Chief Financial Officer and Managing Director
                         Address: 111 Huntington Avenue
                                  Boston, MA 02199


                         BCIP TRUST ASSOCIATES II, L.P.


                         By: BAIN CAPITAL INVESTORS, LLC,
                             as its Managing General Partner

                         /s/ Michael Goss
                         --------------------------------------------
                         Name: Michael Goss
                         Title: Chief Financial Officer and Managing Director
                         Address: 111 Huntington Avenue
                                  Boston, MA 02199


                         BCIP TRUST ASSOCIATES II-B


                         By: BAIN CAPITAL INVESTORS, LLC,
                             as its Managing General Partner

                         /s/ Michael Goss
                         --------------------------------------------

                         Name: Michael Goss
                         Title: Chief Financial Officer and Managing Director
                         Address: 111 Huntington Avenue
                                  Boston, MA 02199


                         SANKATY HIGH YIELD ASSET PARTNERS, L.P.


                         By: SANKATY HIGH YIELD ASSET INVESTORS, LLC,
                             as its General Partner


                         /s/ Michael Goss
                         --------------------------------------------
                         Name: Michael Goss
                         Title: Chief Financial Officer and Managing Director
                         Address: 111 Huntington Avenue
                                  Boston, MA 02199


                         BAIN CAPITAL FUND VI L.P.


                         By: BAIN CAPITAL PARTNERS VI, L.P.,
                             as its General Partner


                         By: BAIN CAPITAL INVESTORS, LLC,
                             as its General Partner


                         /s/ Michael Goss
                         --------------------------------------------
                         Name: Michael Goss
                         Title: Chief Financial Officer and Managing Director
                         Address: 111 Huntington Avenue
                                  Boston, MA 02199

                         BCIP ASSOCIATES II


                         By: BAIN CAPITAL INVESTORS, LLC,
                             as its Managing General Partner


                         /s/ Michael Goss
                         --------------------------------------------
                         Name: Michael Goss
                         Title: Chief Financial Officer and Managing Director
                         Address: 111 Huntington Avenue
                                  Boston, MA 02199


                         BCIP ASSOCIATES II-C


                         By: BAIN CAPITAL INVESTORS, LLC,
                             as its Managing General Partner


                         /s/ Michael Goss
                         --------------------------------------------
                         Name: Michael Goss
                         Title: Chief Financial Officer and Managing Director
                         Address: 111 Huntington Avenue
                                  Boston, MA 02199


                         PEP INVESTMENTS PTY, LTD.


                         /s/ Michael Goss
                         --------------------------------------------
                         Name: Michael Goss
                         Title: Chief Financial Officer and Managing Director
                         Address: 111 Huntington Avenue
                                  Boston, MA 02199


                         DENNIS P. McKENNA


                         /s/ Dennis P. McKenna
                         --------------------------------------------
                         Address: ChipPAC, Inc.
                                  47400 Kato Road
                                  Fremont, CA  94538

                         EDWARD CONARD


                         /s/ Edward Conrad
                         --------------------------------------------
                         Address: Bain Capital, Inc.
                                  745 Fifth Avenue, Suite 3200
                                  New York, NY  10043

                         ROBERT W. CONN


                         /s/ Robert W. Conn
                         --------------------------------------------
                         Address: Enterprise Partners Venture Capital
                                  2223 Avenida de la Playa, Suite 300
                                  La Jolla, CA  92037

                         MICHAEL A. DELANEY


                         /s/ Michael A. Delaney
                         --------------------------------------------
                         Address: Citicorp Venture Capital Ltd.
                                  399 Park Avenue - 14th Floor
                                  New York, NY  10043

                         DOUGLAS NORBY


                         /s/ R. Douglas Norby
                         --------------------------------------------
                         Address: Tessera Technologies, Inc.
                                  3099 Orchard Drive
                                  San Jose, CA  95134

                         CHONG SUP PARK


                         /s/ Chong Sup Park
                         --------------------------------------------
                         Address: H&Q Asia Pacific
                                  156 University Avenue
                                  Palo Alto, CA  94301

                         PAUL C. SCHORR IV


                         /s/ Paul C. Schorr IV
                         --------------------------------------------
                         Address: Citicorp Venture Capital Ltd.
                                  399 Park Avenue, 14th Floor
                                  New York, NY  10043

                         CCT VI PARTNERS, L.P.


                         /s/ Michael E. Delaney
                         --------------------------------------------
                         Name: Michael E. Delaney
                         Title: Managing Director
                         Address: 399 Park Avenue, 14th Fl.
                                  New York, NY  10043

                                                                       EXHIBIT A

                              LIST OF STOCKHOLDERS

                                           Number of Shares of           Principal Amount Owned of
                                         Company Class A Common      2.50% Convertible   8% Convertible
    Name of Stockholder                       Stock Owned                   Notes            Notes
    -------------------                       -----------                   -----            -----
Citicorp Venture Capital Ltd.                   9,153,995                   None                None
Citicorp Mezzanine III, L.P.                         None                   None         $50 million
Bain Capital L.L.C.                               183,334                   None                None
BCIP Associates II-B                              114,271                   None                None
BCIP Trust Associates II, L.P.                    217,144                   None                None
BCIP Trust Associates II-B                         56,156                   None                None
Sankaty High Yield Asset Partners, L.P.           133,461                   None                None
Bain Capital Fund VI L.P.                       4,674,173                   None                None
BCIP Associates II                                625,444                   None                None
BCIP Associates II-C                              242,832                   None                None
PEP Investments Pty, Ltd.                          15,582                   None                None
Dennis P. McKenna                                 865,504                   None                None
Edward Conard                                        None                   None                None
Robert W. Conn                                     10,000                   None                None
Michael A. Delaney                                234,315                   None                None
Douglas Norby                                      10,000                   None                None
Chong Sup Park                                     16,215                   None                None
Paul C. Schorr IV                                    None                   None                None
CCT VI Partners, L.P.                           1,615,411                   None                None

                                                                       EXHIBIT B

                                IRREVOCABLE PROXY


          The undersigned stockholder of ChipPAC, Inc., a Delaware corporation (the "COMPANY"), hereby irrevocably (to the fullest extent permitted by Law) appoints the directors on the Board of Directors of ST Assembly Test Services Ltd, a Singapore public company limited by shares ("PARENT"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the Shares that now are or hereafter may be beneficially owned by the undersigned, in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares and the matters in clauses (y) and (z) below are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below). Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Voting Agreement (as defined below).

          This Proxy is irrevocable (to the fullest extent permitted by Law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among Parent and the Stockholders, including the undersigned (the "VOTING AGREEMENT"), and is granted in consideration of Parent entering into the Merger Agreement. As used herein, the term "EXPIRATION DATE" shall mean the earliest to occur of (a) the Effective Time, (b) termination of the Merger Agreement in accordance with its terms and
(c) as between Parent and the undersigned, the termination of the Voting Agreement in accordance with its terms.

          The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every meeting of the stockholders of the Company, however called, and in every action by written consent by the stockholders of the
Company: (y) in favor of the approval and adoption of the Merger Agreement, the Merger and the other Transactions and otherwise in such manner as may be necessary to consummate the Merger; and (z) except as otherwise agreed to in writing in advance by Parent, against any action, proposal, agreement or transaction, including, but not limited to, any Competing Transaction (other than the Merger Agreement and the Merger), the purpose or effect of which would be to prevent, delay, postpone or materially adversely affect the Merger.

          The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned Stockholder may vote the Shares on all other matters.

          Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

          This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated:  February _____, 2004


                                Signature of Stockholder:
                                                         -----------------------

                                Print Name of Stockholder:
                                                          ----------------------

                                Shares of Company Class A Common Stock owned beneficially and of record:

                                ________ shares of Company Class A Common Stock


                      [SIGNATURE PAGE TO IRREVOCABLE PROXY]

                                                                       EXHIBIT C

Bain Capital L.L.C.
BCIP Associates II-B
BCIP Trust Associates II, L.P.
BCIP Trust Associates II-B
Sankaty High Yield Asset Partners, L.P.
Bain Capital Fund VI L.P.
BCIP Associates II
BCIP Associates II-C
PEP Investments Pty, Ltd.
CCT VI Partners, L.P.